Exhibit 10.1

AMENDMENT

TO

REGISTRATION RIGHTS AGREEMENT

          AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of June 30, 2003 (the “Amendment”), by and among Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”), and Endo Pharma LLC, a Delaware limited liability company (“Endo LLC,” and together with the Company, the “Parties”).

          WHEREAS, the Parties have entered into that certain Registration Rights Agreement, dated July 17, 2000 (the “Registration Rights Agreement”);

          WHEREAS, the Company has filed a registration statement under the Securities Act of 1933, as amended, in connection with a public offering of its common stock, at the request of Endo LLC pursuant to its rights under Section 1.1 of the Registration Rights Agreement (the “Offering”);

          WHEREAS, the Parties desire to amend the Registration Rights Agreement pursuant to Section 11.4 thereof, to clarify the scope of certain rights granted under Section 1.4 thereof in connection with Endo Pharma LLC’s sales of the Company’s common stock; and

          WHEREAS, all capitalized terms used in this Amendment, and not otherwise defined herein, shall have the meanings assigned to them in the Registration Rights Agreement.

          NOW THEREFORE, in consideration of the mutual promises and obligations of the Parties, the Parties, by this Amendment, hereby amend the Registration Rights Agreement as follows:

          1.     Section 1.4 of the Registration Rights Agreement shall hereafter read in full as follows:

“     1.4     Priority in Demand Registrations.

          (a)     If a registration pursuant to Section 1.1 hereof involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to Endo LLC) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, the Company will include in such registration the number which the Company is so advised can be sold in such offering without such material adverse effect, in the following order of priority:

               (1)     First, all of the Registrable Securities of Endo LLC;

               (2)     Second, up to the full number of shares of Common Stock requested to be included in such registration by the Management Stockholders (as defined in that certain Amended and Restated Stockholders Agreement, dated as of July 14, 2000, by and among the Company, Endo LLC, and the other parties named therein (the “Stockholders Agreement”)) and by the Employee Stockholders (as defined in that certain Amended and Restated Employee Stockholders Agreement, dated as of June 23, 2003, by and among the Company, Endo LLC, and the other parties named therein (the “Employee Stockholders Agreement”), which, in the good faith opinion of such firm delivered in writing, can be sold without so materially and adversely affecting such registration (and, if less than the full number of such shares of Common Stock, allocated pro rata among the Management Stockholders and the Employee Stockholders on the basis of the total number of shares of Common Stock requested to be included therein by the Management Stockholders and the Employee Stockholders); provided, however, that with respect to the Management Stockholders and the Employee Stockholders, if the managing underwriter(s) (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) in connection with such registration determines that such offering would be materially and adversely affected by the inclusion of Common Stock owned by the Management Stockholders and the Employee Stockholders for any reason, such managing underwriter(s) (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) may in its sole discretion exclude all or, part of the Common Stock requested to be included therein by the Management Stockholders and the Employee Stockholders on a pro rata basis, unless the Company and the managing underwriter(s) (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) shall agree to non pro rata treatment; and

               (3)     Third, the securities, if any, being sold by the Company.

          Notwithstanding the foregoing, neither the Company nor Endo LLC will be required to give any notice to any holder of Registrable Securities or any Employee Stockholder with respect to a given offering if such holder is to be excluded from such offering pursuant to this Section 1.4.”

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          IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

ENDO PHARMACEUTICALS HOLDINGS INC.

By:	/s/ Carol A. Ammon

Name: Carol A. Ammon Title: Chairman and Chief Executive Officer

ENDO PHARMA LLC

By:	/s/ David Wahrhaftig

Name: David Wahrhaftig Title: Initial Manager